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                                WATTAGE MONITOR

                        1999 Incentive Compensation Plan






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        1     Purpose ...............................................................................     4

        2.    Definitions............................................................................     4

        3.    Administration
                 (a)  Authority of the Committee.....................................................     6
                 (b)  Manner of Exercise of Committee Authority......................................     6
                 (c)  Limitation of Liability........................................................     7

        4.    Stock Subject to Plan
                 (a)  Overall Number of Shares Available for Delivery................................     7
                 (b)  Application of Limitation to Grants of Awards..................................     7
                 (c)  Availability of Shares Not Delivered under Awards..............................     7

        5.    Eligibility, Per-Person Award Limitations..............................................     8

        6.    Specific Terms of Awards
                 (a)  General........................................................................     8
                 (b)  Options........................................................................     8
                 (c)  Stock Appreciation Rights......................................................     9
                 (d)  Restricted Stock...............................................................     9
                 (e)  RSU's..........................................................................    10
                 (f)  Bonus Stock and Awards in Lieu of Obligations..................................    11
                 (g)  Dividend Equivalents...........................................................    11
                 (h)  Annual Incentive and Performance Awards........................................    11
                 (i)  Other Stock Based Awards.......................................................    11

        7.    Certain Provisions Applicable to Awards
                 (a)  Stand-Alone, Additional, Tandem, and Substitute Awards.........................    11
                 (b)  Term of Awards.................................................................    12
                 (c)  Form and Timing of Payment under Awards; Deferrals.............................    12
                 (d)  Exemptions from Section 16(b) Liability........................................    12

         8.   Performance and Annual Incentive Awards
               (a)    Performance Conditions.........................................................    12
               (b)    Performance Awards Granted to Designated Covered Employees.....................    12
               (c)    Annual Incentive Awards Granted to Designated Covered Employees................    14
               (d)    Written Determinations   ......................................................    15
               (e)    Status of Section 8(b) and Section 8(c) Awards under
                           Code Section 162(m).......................................................    15

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        9.    Change in Control
                 (a)  Effect of "Change In Control"..................................................    15
                 (b)  Definition of "Change in Control"..............................................    16
                 (c)  Definition of "Change in Control Price"........................................    17

        10.   Options Granted Automatically to Directors
                 (a)  Annual Option Grants...........................................................    17
                 (b)  Number of Shares Subject to Automatic Option Grants............................    17
                 (c)  Other Director Annual Option Terms.............................................    17
                 (d)  Method of Exercise.............................................................    18
                 (e)  Availability of Shares.........................................................    18

        11.   General Provisions
                 (a)  Compliance with Legal and Other Requirements...................................    18
                 (b)  Not an ERISA Plan..............................................................    18
                 (c)  Amendment and Termination......................................................    18
                 (d)  Existence of Plan does not preclude issuances outside Plan.....................    19
                 (e)  Limits on Transferability; Beneficiaries.......................................    19
                 (f)  Adjustments....................................................................    19
                 (g)  Taxes..........................................................................    19
                 (h)  Changes to the Plan and Awards.................................................    20
                 (i)  Limitation on Rights Conferred under Plan......................................    20
                 (j)  Unfunded Status of Awards, Creation of Trusts..................................    20
                 (k)  Nonexclusivity of the Plan.....................................................    20
                 (l)  Payments in the Event of Forfeitures; Fractional Shares........................    20
                 (m)  Governing Law..................................................................    21
                 (n)  Awards under Preexisting Plan(s)...............................................    21
                 (o)  Plan Effective Date and Shareholder Approval...................................    21

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                                       ii

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                          WATTAGE MONITOR CORPORATION

                        1999 Incentive Compensation Plan


          1. Purpose. The purpose of this 1999 Incentive Compensation Plan (the "Plan") is to assist Wattage Monitor Inc., a Nevada corporation (the "Corporation"), and its subsidiaries, if any exist, from time to time, in attracting, retaining, and rewarding high-quality executives, employees, directors and other persons who provide services to the Corporation, enabling such persons to acquire or increase a proprietary interest in the Corporation to strengthen the mutuality of interests between such persons and the Corporation's shareholders, and providing such persons with annual and long-term performance incentives to expand their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Corporation.


         2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

                  (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

                  (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, RSU, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

                  (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Corporation to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 11(e) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

                  (d) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13(d)(3) under the Exchange Act and any successor to such Rule.

                  (e) "Board" means the Corporation's Board of Directors.

                  (f) "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

                  (g) "Change In Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

                  (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

                  (i) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a "non employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" as defined under Code Section 162(m), unless administration of the Plan by "outside directors" is not then required to qualify for tax deductibility under Code Section 162(m).

                  (j) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

                  (k) "Dividend Equivalent" means a right granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

                  (1) "Effective Date" means April 19, 1999.

                  (m) "Eligible Person" means each Executive Officer and other officers and employees of the Corporation or of any subsidiary, and other persons who provide services to the Corporation or any of its subsidiaries including directors of the Corporation. An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary for purposes of eligibility for participation in the Plan.

                  (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

                  (o) "Executive Officer" means an executive officer of the Corporation as defined under the Exchange Act.

                  (p) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price of a share of Stock, as quoted on the composite transactions table on the NASDAQ or American Stock Exchange as applicable, on the date on which the determination of fair market value is being made, or if no shares of Stock were traded on such date, then the last trading date prior thereto. If the Corporation's common stock is traded on the OTC Bulletin Board, then the fair market value for the purpose thereto shall be the average of the closing bid and asked price of the stock for the five trading days prior to the date on which such determination is being made.

                  (q) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

                  (r) "Limited SAR" means a right granted to a Participant under Section 6(c) hereof.

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

                  (s) "Option" means a right, granted to a Participant under
 Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

                  (t) "Other Stock Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

                  (u) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

                  (v) "Performance Award" means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

                  (w) "Person" shall have the meaning ascribed to such term in
 Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

                  (x) "Preexisting Plan(s)" means the Wattage Monitor Long Term Incentive Plan.

                  (y) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1-162-27 under Code
 Section 162(m).

                  (z) "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

                  (aa) "Restricted Stock Unit" or "RSU" means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

                  (bb) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

                  (cc) "Stock" means the Corporation's Common Stock, $0.01 par value per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 11(c) hereof.

                  (dd) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Section 6(c) hereof.


         3.  Administration

                  (a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the "Committee" shall be deemed to include references to the "Board." The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

                  (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Corporation, or relating to an Award intended by the Committee to qualify as "performance based compensation" within the meaning of Code Section 162(m) and regulations thereunder, may be taken either by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, it's subsidiaries, if any, Participants, Beneficiaries, transferees under Section 11(e) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Corporation, and will not cause Awards intended to qualify as "performance based compensation" under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

                  (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any Executive Officer, other officer or employee of the Corporation or a subsidiary, the Corporation's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Corporation or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.


          4.  Stock Subject to Plan.

                  (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(f) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 1,500,000. Any shares of stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

                  (b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SAR's), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then outstanding Awards.

The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

                  (c) Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan or award under any Preexisting Plan(s) that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.


          5. Eligibility, Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 450,000 shares of Stock, subject to adjustment as provided in Section 11(f), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum cash amount that may be earned under the Plan as a final Annual Incentive Award or other cash annual Award in respect of any fiscal year by any one Participant shall be $5 million, and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period other than an annual period by any one Participant on an annualized basis shall be $5 million.


          6.  Specific Terms of Awards.

                  (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(h)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as "performance based compensation" for purposes of Code Section 162(m), if such discretion would cause the Award not to so quality. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of state law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

                  (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                           (i) Exercise Price. The exercise price per share of
Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, except as provided under Section 7(a) hereof.

                           (ii) Time and Method of Exercise. The Committee
shall determine the time or times at which, or the circumstances under which, an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Corporation or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants. In no event may an Option remain exercisable more than ten years following the date of grant.

                           (iii) ISO's. The terms of any ISO granted under the
Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISO's (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code
Section 422, unless the Participant has first requested the change that will result in such disqualification.

                  (c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

                           (i) Right to Payment. A SAR shall confer on the
Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee, provided that such grant price shall not be less than the Fair Market Value of a share of Stock on the date of grant of such SAR except as provided under
Section 7(a) hereof.

                           (ii) Other Terms. The Committee shall determine, at
the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other award, and any other terms and conditions of any SAR. Limited SAR's that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SAR's and Limited SAR's may be either freestanding or in tandem with other Awards.

                  (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                           (i) Grant and Restrictions. Restricted Stock shall
be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 11(e) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

                           (ii) Forfeiture. Except as otherwise determined by
the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                           (iii) Certificates for Stock. Restricted Stock
granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

                           (iv) Dividends and Splits. As a condition to the
grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or(nother property has been distributed.

                  (e) RSU's. The Committee is authorized to grant RSU's to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

                           (i) Award and Restrictions. Satisfaction of an Award
of RSU's shall occur upon expiration of the deferral period specified for such RSU's by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, RSU's shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. RSU's may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the RSU's, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

                           (ii) Forfeiture. Except as otherwise determined by
the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the RSU's), all RSU's that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSU's shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of RSU's.

                           (iii) Dividend Equivalents. Unless otherwise
determinedby the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of RSU's shall be either (A) paid with respect to such RSU's at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSU's and the amount or value thereof automatically deemed reinvested in additional RSU's, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

                  (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as Shall be determined by the Committee.

                  (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

                  (h) Annual Incentive and Performance Awards. The Committee is authorized to make Annual Incentive Awards and Performance Awards payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to Section 8 in the event of Annual Incentive Awards or Performance Awards intended to qualify as "performance based compensation" for purposes of Code Section 162(m).

                  (i) Other Stock Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries, if applicable. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other

Awards, or other property, as the Committee sHall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(i).


         7.  Certain Provisions Applicable to Awards.

                  (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, or any business entity to be acquired by the Corporation or a subsidiary, or any other right of a Participant to receive payment from the Corporation or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Corporation or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, RSU's or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

                  (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422, or state statutes).

                  (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Corporation or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 11(h) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

                  (d) Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

         8.  Performance and Annual Incentive Awards.

                  (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof, in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

                  (b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

                           (i) Performance Goals Generally. The performance
goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1-162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

                           (ii) Business Criteria. One or more of the following
business criteria for the Corporation, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Corporation (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (A) earnings per share; (B) increase in revenues or margin; (C) increase in cash flow; (D) operating margin; (E) return on net assets, return on investment, return on capital, return on equity; (F) economic value added; (G) direct contribution; (H) net income, pretax earnings, pretax earnings before interest, depreciation and amortization (EBITDA), pretax earnings after interest expense and before extraordinary or special items, operating income, income before interest income or expense, unusual items and income taxes (local, state or federal) and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Corporation;
(I) working capital; (J) management of fixed costs or variable costs; (K) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (L) total shareholder return;
(M) debt reduction; and (N) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poors 500 Stock Index or a group of comparator companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

                           (iii) Performance Period; Timing for Establishing
Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance based compensation" under Code Section 162(m).

                           (iv) Performance Award Pool. The Committee may
establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof, during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                           (v) Settlement of Performance Awards; Other Terms.
After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

                  (c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as performance based compensation for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

                           (i) Annual Incentive Award Pool. The Committee may
establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof, during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                           (ii) Potential Annual Incentive Awards. Not later
than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in
Section 8(b)(ii) hereof, in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in
Section 5 hereof.

                           (iii) Payout of Annual Incentive Awards. After the
end of each fiscal year, the Committee shall determine the amount, if any, of
(A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

                  (d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of a Performance Award pool or potential individual Performance Awards and as to the achievment of performance goals relating to Performance Awards under
 Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

                  (e) Status of Section 8(b) and Section 8(c) Awards under Code
 Section 162(m). It is the intent of the of the Corporation that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162 (m) and regulations thereunder (including Regulation 1-162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d), and (e), including the definitions of Covered Employee and other terms under therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.


          9.  Change in Control.

                  (a) Effect of "Change In Control". In the event of a "Change in Control", the following provisions shall apply unless otherwise provided in the Award agreement:

                           (i) Any Award carrying a right to exercise that was
not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 11(a) hereof;

                           (ii) Any optionee who holds an Option shall be
entitled to elect, during the 60 day period immediately following a Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and the Corporation shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option;

                           (iii) The restrictions, deferral of settlement, and
forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 11(a) hereof; and

                           (iv) With respect to any outstanding Award subject
to achievement of performance
 goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided in the Award agreement relating to such Award.

                           (b) Definition of "Change in Control". A "Change in
Control" shall be deemed to have occurred if:

                           (i) any Person (other than the Corporation, any
trustee or other fiduciary holding securities under any employee benefit plan of the Corporation, or any company owned, directly or indirectly, by the stockholders of the Corporation immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Corporation) acquires securities of the Corporation and immediately thereafter is the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities (except that an acquisition of securities directly from the Corporation shall not be deemed an acquisition for purposes of this clause (i));

                           (ii) during any period of two consecutive years
individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to a transaction described in clause (i),
(iii), or

(iv) of this paragraph) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 148-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

                           (iii) the consummation of a merger or consolidation
of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation or a merger or consolidation in which no premium is intended to be paid to any shareholder participating in the merg or consolidation;

                           (iv) the stockholders of the Corporation approve a
plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Corporation (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Corporation, in substantially the same proportions as their ownership of the common stock of the Corporation immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

                           (v) any other event occurs which the Board
determines, in its discretion, would materially alter the structure of the Corporation or its ownership.

For purposes of this definition:

         (1) The term "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such Rule).

         (2) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         (3) The term "Person" shall have the meaning ascribed to such term in
 Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

                  (c) Definition of "Change in Control Price". The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Corporation, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.


         10.  Options Granted Automatically to Directors.

                  (a) Annual Option Grants. A Director Annual Option will be automatically granted at the close of business on the date of the Corporation's Annual Meeting of shareholders except as to 1999 in which case such grant shall occur on September 30, 1999.

                  (b) Number of Shares Subject to Automatic Option Grants. Unless otherwise determined by the Board in a resolution adopted on or prior to the date of the annual meeting of the Company's shareholders that coincides with or most recently precedes the date of grant of an Option to a non-employee director, the number of shares of Stock to be subject to each Annual Option shall be 10,000, in each case subject to adjustment as provided in Section 11(f).

                  (c) Other Director Annual Option Terms. Unless otherwise determined by the Board, other terms of Annual Options shall be as follows:

                           (i) The exercise price per share of Stock
purchasable upon exercise of a Director Annual Option will be equal to 100% of the Fair Market Value of a share of Stock on the date of grant of the Option.

                           (ii) A Director Annual Option will expire at the
earlier of (A) 10 years after the
 date of grant, or (B) three months after the date the Participant ceases to serve as a director of the Corporation for any reason.

                           (iii) Each Director Annual Option will become vested
and exercisable on the date
 following the date of grant.

                  (d) Method of Exercise. A Participant may exercise a Director Annual Option, in whole or in part, at such time as it is exercisable and prior to its expiration, by giving written notice of exercise to the Secretary of the Corporation, specifying the option to be exercised and the number of shares to be purchased, and paying in full the exercise price in cash (including by check) or by surrender of shares of Stock already owned by the Participant (except for shares acquired from the Company by exercise of an option less than six months before the date of surrender) having a Fair Market Value at the time of exercise equal to the exercise price, or by a combination of cash and shares.

                  (e) Availability of Shares. If an automatic grant of Options authorized under Section 10(a) or (b) cannot be made in full due to the limitation set forth in Section 4(a), such grant shall be made (together with other automatic grants to occur at the same time) to the greatest extent then permitted under Section 4(a).


         11.  General Provisions.

                  (a) Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and reasons, listing requirements, or other obligations.

                  (b) The Stock Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 401(a) of the Code.

                  (c) Amendment and Termination. The Board has the exclusive authority to amend or modify the Plan in any and all respects. However, no amendment or modification may, without the consent of the optionee, adversely affect such individual's rights and obligations under his or her outstanding stock options. In addition, the Board may not, without the approval of the Company's stockholders:

                           (i) materially increase the maximum number of shares
issuable under the Stock plan or otherwise increase the number of shares for which options may be granted to newly elected or continuing Board members under the automatic grant program, except in the event of certain changes in the Company's capital structure (see the Section 11(f) hereof),

                           (ii) materially modify the eligibility requirements
for Plan participation, or

                           (iii) materially increase the benefits accruing to
Plan participants.

                  In no event may any amendments be made to the provisions of the automatic option grant program, including the outstanding grants thereunder, at intervals more frequent than once every six (6) months, unless otherwise necessary to comply with applicable Federal tax laws and regulations.

                  The Plan will terminate on the earlier of (i) 2009 or (ii) the date on which all shares available for issuance under the plan have been issued or cancelled. Any stock options outstanding at that time, including the automatic option grants, will continue in effect in accordance with the provisions of the agreements evidencing those grants.

                  (d) The Plan does not, nor is it intended to limit the authority of the Corporation to grant options outside of the Plan or to grant options to, or assume the options of, any persons in connection with the acquisition of the business and assets of any firm, company or other business entity.

                   (e) Limits on Transferability; Beneficiaries. No award or other right or interest of a participant, under the plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISO's and SAR's in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Awards but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

                  (f) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under
 Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the business unit, or the financial statements of the Corporation or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Corporation, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided, that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SAR's, Performance Awards granted under Section 8(b) hereof, or Annual Incentive Awards granted under Section 8(c) hereof, to Participants designated by the Committee as Covered Employees and intended to qualify as "performance based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance based compensation" under Code Section 162(m) and regulations thereunder.

                  (g) Taxes. The Corporation and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participants tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

                  (h) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting. In addition, the Board shall also have the authority to modify the Plan, to the extent it deems necessary or desirable in its sole discretion, to minimize the taxes incurred by either the Company or any Participant relating to any Award.

                  (i) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary,
 (ii) interfering in any way with the right of the Corporation or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

                  (j) Unfunded Status of Awards, Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for certain incentive awards and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation.

                  (k) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

                  (l) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                  (m) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable federal law.

                  (n) Awards under Preexisting Plan(s). Upon approval of the Plan by shareholders of the Corporation as required under Sections 11(c) and 11(h) hereof, no further awards shall be granted under the Preexisting Plan(s).

                  (o) Plan Effective Date and Shareholder Approval. The Plan has been adopted by the Board and the shareholders of the Corporation effective the 19th of April 1999.

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